                                                               EXHIBIT h(3)(c)


                              AMENDMENT NO. 2
                  MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated June 24, 1998, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Special Opportunities Funds, a Delaware business trust, is hereby amended as follows:

         The recitals to the Agreement are hereby deleted in their entirety and replaced with the following:

         "WHEREAS, the Company is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Company, on behalf of its AIM Mid Cap Opportunities Fund and AIM Small Cap Opportunities Fund (together, the "Existing Portfolios"), has retained the Administrator to provide investment advisory services pursuant to a Master Investment Advisory Agreement which provides that the Administrator may perform (or arrange for the performance of) accounting, shareholder servicing and other administrative services as well as investment advisory services to the Existing Portfolios, and that the Administrator may receive reasonable compensation or may be reimbursed for its costs in providing such additional services, upon the request of the Board of Trustees and upon a finding by the Board of Trustees that the provision of such services is in the best interest of the Existing Portfolios and their shareholders; and

         WHEREAS, the Company, on behalf of its AIM Large Cap Opportunities Fund (the "New Portfolio"), has retained the Administrator to perform (or arrange for the performance of) accounting, shareholder servicing and other administrative services to the New Portfolio, and that the Administrator may receive reasonable compensation or may be reimbursed for its costs in providing such services, upon the request of the Board of Trustees and upon a finding by the Board of Trustees that the provision of such services is in the best interest of the New Portfolio and its shareholders; and

         WHEREAS, the Board of Trustees has found that the provision of such administrative services is in the best interest of the Existing Portfolios and the New Portfolio (collectively, the "Portfolios") and their shareholders, and has requested that the Administrator perform such services;"

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                      "AIM SPECIAL OPPORTUNITIES FUNDS
                                 APPENDIX A
                                     TO
                  MASTER ADMINISTRATIVE SERVICES AGREEMENT

AIM Large Cap Opportunities Fund
AIM Mid Cap Opportunities Fund
AIM Small Cap Opportunities Fund"


        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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Dated:  September 27, 1999
        -------------

                                               A I M ADVISORS, INC.


Attest: /s/ P. MICHELLE GRACE                  By: /s/ ROBERT H. GRAHAM
        -------------------------                  ------------------------
            Assistant Secretary                        President

(SEAL)

                                               AIM SPECIAL OPPORTUNITIES FUNDS


Attest: /s/ P. MICHELLE GRACE                  By: /s/ ROBERT H. GRAHAM
        -------------------------                  ------------------------
        Assistant Secretary                        President


(SEAL)